UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2008

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On April 29, 2008, we appointed Ma Cheng Ji and Mr Michael Joseph Forster as directors of our company.

MA CHENG JI

Mr. Ma has served as a director of our subsidiaries Biopack Environmental Limited and Starmetro Group Limited since April 8, 2008. Mr. Ma is the Director of Jiujiang Gaofeng Mining Industry, a production and exploration mining company focused in the Greater China region. Mr. Ma is also the President of Shanghai Trust Investment Consultant Co., Ltd, where he specializes in research and analysis of Asian public equity markets; he also provides

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management consultation to both public and private enterprises. Mr. Ma graduated in 1961 with a Bachelor’s degree in publishing from Shanghai Publishing College, and he received a postgraduate degree in comparative literature from Japan University in Tokyo in 1989.

MICHAEL JOSEPH FORSTER

Mr Forster is the CEO/President/Chairman of Power-Save Energy Company (Symbol PWSV) whose shares of common stock are listed Over the Counter on the Bulletin Board ("OTCBB"). Mr. Forster is an experienced entrepreneur in all facets of business. He has organized and executed the start-up of companies. He has worked under contract in both the private and public company sectors to affect corporate and financial restructuring. As well, Mr. Forster has held senior management level positions at a Fortune 500 company. Mr. Forster holds a Bachelor of Science Degree in Aeronautical Engineering from California Polytechnic State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By:     /s/ Gerald Lau

Gerald Lau
President and a Director
Dated: April 29, 2008

CW1838642.1